EXHIBIT 99.1

Social Reality Reports 1,014% Year-Over-Year Revenue Growth
for Q3 2015

Innovative Ad Tech Company Reiterates Full Year 2015 Guidance of $30M Revenue,
a 486% increase over 2014 – Q3 Adjusted EBITDA of $774K

LOS ANGELES - November 16, 2015 - Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate and maximize the digital advertising market, announced third quarter 2015 financial results. Revenue for the quarter ended September 30, 2015 was $7,390,238, an increase of 1,014% over the third quarter of 2014.  Revenue for the first nine months of 2015 was $22,173,095, an increase of 1,384% over the first nine months of 2014.

“During the third quarter we continued a rapid growth trend, as our proprietary brand and agency platforms proceeded to expand with ever-increasing adoption across all platforms including SRAX and SRAXmd,” said Christopher Miglino, Social Reality's CEO and Chairman. “Digital advertising spend is forecasted to reach $214 billion by 2018 and, though the space is competitive and fragmented, we operate in a very unique niche with our suite of proprietary products. Our core technologies, which cater to some of the largest brands and retailers in the world, help generate long-term recurring revenue streams for our company. Looking forward, we are confident in our execution and continued growth across all platforms, and reiterate our revenue guidance of $30 million for 2015.”

Third Quarter 2015 Highlights

•

Revenue of $7,390,238 represents a 1,014% increase over the third quarter 2014

•

$774K in Adjusted EBITDA

•

Operating income of $342K for the third quarter 2015 vs. a loss of $918k in 2014

•

FY 2015 revenue guidance of $30M

Three- and Nine-Month Financial Results for the Period ended September 30, 2015

Revenue for the three months ended September 30, 2015, totaled $7,390,238 compared to $663,144 reported for the three months ended September 30, 2014. Revenue of $22,173,095 was reported for the first nine months of 2015, compared to $1,493,755 for the first nine months of 2014. Gross profit increased to $4,094,094 for the three months ended September 30, 2015, compared to $173,728 for the same period of 2014. Gross profit increased to $11,476,033 for the nine months ended September 30, 2015, compared to $427,419 for the same period of 2014.

The company reported a net loss of $(658,540) for the three months ended September 30, 2015, compared to a net loss of $(917,750) for the corresponding period of 2014. The company reported a net loss of $(2,297,410) for the nine months ended September 30, 2015, compared to a net loss of $(2,485,672) for the corresponding period of 2014. For the quarter ended September 30, 2015, net loss was $(0.02) per diluted share, compared to a net loss of $(0.04) per share for the three months ended September 30, 2014.

Adjusted EBITDA was $774,000 for the quarter ended September 30, 2015, compared to $(669,000) in the same period of 2014. For the first nine months of 2015, net loss was $(0.09) per share, compared to a net loss of $(0.12) per share for the same period of 2014, and adjusted EBITDA was $1,868,000 for the first nine months of 2015, compared to $(1,745,000) in the same period of 2014.  As shown in the following table, Reconciliation of Adjusted EBITDA to GAAP, the differences between net income and adjusted EBITDA are primarily composed of non-cash stock-based compensation, amortization, accretion, and interest expenses.

Balance Sheet as of September 30, 2015

Cash and cash equivalents totaled $1,032,958 on September 30, 2015. Current assets and total assets were $10,096,449 and $30,802,043, respectively, while current liabilities and total liabilities were $15,204,105 and $26,713,587 respectively. As of September 30, 2015, the company had stockholders' equity of $4,088,456.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, including, without limitation: our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements.

SOCIAL REALITY, INC.

CONDENSED CONSOOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2015	2014	2015	2014

Revenues	$7,390,238	$663,144	$22,173,095	$1,493,755
Cost of revenue	3,296,144	489,416	10,697,062	1,066,336

Gross profit	4,094,094	173,728	11,476,033	427,419

Operating expense	3,751,736	1,091,749	10,914,488	2,914,356

Income (loss) from operations	342,358	(918,021)	561,545	(2,486,937)

Interest income (expense)	(1,000,898)	271	(2,858,955)	1,265

Loss before provision for income taxes	(658,540)	(917,750)	(2,297,410)	(2,485,672)

Provision for income taxes	—	—	—	—

Net loss	$(658,540)	$(917,750)	$(2,297,410)	$(2,485,672)

Net loss per share, basic and diluted	$(0.02)	$(0.04)	$(0.09)	$(0.12)

Weighted average shares outstanding	27,046,241	20,692,959	26,935,631	20,522,596

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,032,958	$1,843,393
Accounts receivable, net of allowance for doubtful accounts of $119,066 and $52,338	8,910,043	3,874,620
Prepaid expenses	130,964	222,532
Other current assets	22,484	7,352
Total current assets	10,096,449	5,947,897

Property and equipment, net of accumulated depreciation of $37,626 and $25,013	45,646	27,602
Goodwill	16,314,957	16,312,911
Intangible assets, net of accumulated amortization of $190,972 and $0	1,815,028	2,006,000
Deferred debt issue costs	1,982,124	2,907,736
Prepaid stock based compensation	532,180	1,008,019
Other assets	15,659	4,804

Total assets	$30,802,043	$28,214,969

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$5,717,731	$2,882,120
Note payable - related party	2,258,263	2,500,000
Notes payable, current portion	1,881,000	1,350,000
Unearned revenue	1,695	25,295
Contingent consideration payable to related party - current portion	3,955,763	3,586,722
Put liability	1,389,653	—
Total current liabilities	15,204,105	10,344,137

Notes payable	8,040,448	7,713,014
Contingent consideration payable to related party - long term	3,469,034	3,145,401
Put liability	—	1,260,010

Total liabilities	26,713,587	22,462,562

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding
Series 1 Preferred stock, authorized 200,000 shares, 86,000 shares issued and outstanding, respectively	86	86
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 29,637,092 and 29,416,612 shares issued, respectively, and 27,250,229 and 27,029,749 shares outstanding, respectively	27,250	27,030
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,776,392	13,143,153
Accumulated deficit	(9,715,272)	(7,417,862)
Total stockholders' equity	4,088,456	5,752,407

Total liabilities and stockholders' equity	$30,802,043	$28,214,969

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

(Unaudited)

	Nine Month Periods Ended September 30,
	2015	2014

Cash flows from operating activities:
Net loss	$(2,297,410)	$(2,485,672)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of stock based prepaid fees	475,839	495,444
Stock based compensation	626,539	235,348
Amortization of debt issue costs	925,612	—
PIK interest expense accrued to principal	279,216	—
Accretion of contingent consideration	692,674	—
Accretion of put liability	129,643	—
Depreciation and amortization	203,585	10,258
Bad debt expense	66,728	—
Changes in operating assets and liabilities:
Accounts receivable	(5,102,151)	(258,826)
Prepaid expenses	91,568	(24,765)
Other current assets	(15,132)	(6,530)
Other assets	(10,855)	(804)
Accounts payable and accrued expenses	2,833,564	(152,934)
Unearned revenue	(23,600)	—

Cash used by operating activities	(1,124,180)	(2,188,481)

Cash flows from investing activities:
Purchase of equipment	(30,657)	(6,856)

Cash used by investing activities	(30,657)	(6,856)

Cash flows from financing activities:
Sale of common stock	—	1,273,161
Cost of common stock sale	—	(16,291)
Proceeds from warrant offering	6,921	—
Proceeds from note payable	1,500,000	—
Repayments of notes payable	(1,162,519)	—
Debt issue costs	—	(200,000)

Cash provided by financing activities	344,402	1,056,870

Net decrease in cash	(810,435)	(1,138,467)
Cash, beginning of period	1,843,393	1,715,264
Cash, end of period	$1,032,958	$576,797

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$718,119	$—
Cash paid for taxes	$—	$—

Use of Non-GAAP Measure - Adjusted EBITDA

Social Reality's management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense. Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, in thousands)	2015	2014	2015	2014
Net income (loss)	$(658)	$(918)	(2,297)	(2,486)
plus:
Equity based compensation	237	246	1,102	731
Adjusted net income (loss)	$(421)	$(672)	(1,195)	(1,755)
Interest expense	1,001	—	2,859	—
Depreciation and amortization	194	3	204	10
Adjusted EBITDA	$774	$(669)	1,868	(1,745)

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR-PR@socialreality.com

Media Relations:

Susan Roush

747.222.7012

IR-PR@socialreality.com

Robert Haag
Managing Director
IRTH Communications
SCRI@irthcommunications.com
866.976.4784